UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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TESSERA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 7, 2013, Tessera Technologies, Inc. mailed the following amended notice of annual meeting to its stockholders.

TESSERA TECHNOLOGIES, INC.

3025 Orchard Parkway

San Jose, CA 95134

AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 23, 2013

The Annual Meeting of Stockholders of Tessera Technologies, Inc. (the “Company”) will be held on Thursday, May 23, 2013 at 10:00 a.m. Pacific Daylight Time, at Tessera Technologies, Inc., 3025 Orchard Parkway, San Jose, CA 95134, for the following purposes:

1.	To elect eight members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;

2.	To hold an advisory vote on executive compensation;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2013;

4.	To approve the amendment and restatement of the Employee Stock Purchase Plan;

5.	To approve the International Employee Stock Purchase Plan; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement filed by the Company on April 16, 2013 and the proxy statement supplement accompanying this Notice. The Board of Directors has fixed the close of business on April 12, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders. However, whether or not you plan to attend the Annual Meeting of Stockholders in person, you are urged to mark, date, sign and return the enclosed GOLD proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet or by telephone, to ensure your representation and the presence of a quorum at the annual meeting. If you attend the Annual Meeting of Stockholders and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

Our Board intends to nominate for election as directors the six (6) persons named in Proposal No. 1 in the proxy statement filed by the Company on April 16, 2013 for the eight (8) available seats, each of whom is currently serving as a director of the Company. We believe that the Board’s director nominees have the independence, experience, knowledge and commitment to deliver value for the Company and its stockholders. Please note that Starboard Value and Opportunity Master Fund Ltd and its affiliates and director nominees (together, “Starboard”) filed a definitive proxy statement, dated April 17, 2013, nominating six nominees for election as directors at the Annual Meeting of Stockholders. We do not endorse the election of any of Starboard’s nominees as directors. You may receive proxy solicitation materials from Starboard or other persons or entities affiliated with them, including an opposition proxy statement and proxy card. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE BOARD’S NOMINEES ON THE ENCLOSED GOLD PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY

CARD SENT TO YOU BY STARBOARD. If you have already voted using a proxy card sent to you by Starboard, you can revoke it by subsequently executing and delivering the GOLD proxy card or by voting in person at the Annual Meeting of Stockholders, by telephone or by Internet. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting of Stockholders as described in the proxy statement supplement accompanying this Notice.

By Order of the Board of Directors
TESSERA TECHNOLOGIES, INC.

/s/ BERNARD J. CASSIDY

BERNARD J. CASSIDY Secretary

San Jose, California

May 7, 2013